EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-127551) and Form S-8 (No. 33-48136, 333-15313, 333-40653, 333-64801 and 333-136640) of Theragenics Corporation, of our report dated January 30, 2006 relating to the financial statements of Galt Medical Corp. which appear in the Current Report on Form 8-K/A of Theragenics Corporation dated October 13, 2006.

/s/ Hartman, Leito & Bolt, LLP

Fort Worth, Texas
October 13, 2006